Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRMOUNT SANTROL ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

CHESTERLAND, Ohio, September 23, 2015 – Fairmount Santrol (NYSE:FMSA) today announced that Christopher L. Nagel will leave his position as Chief Financial Officer and Executive Vice President of Finance effective October 20, 2015, in order to pursue an opportunity in the consumer products industry. Mr. Nagel’s departure is not the result of any dispute or disagreement with the Company or any matter relating to the Company’s accounting practices or financial statements.

“Since joining Fairmount Santrol as CFO in 2011, Chris has been instrumental in building a best-in-class financial organization that helped prepare us for last year’s initial public offering and will continue to support our needs as a public company,” said Jenniffer Deckard, Fairmount Santrol President and Chief Executive Officer. “We thank Chris for his contributions to the ongoing success of our Company, and we wish him a very successful future.”

She continued, “We remain confident in our experienced management team and in the continued execution of our strategy.”

Fairmount Santrol has engaged an executive search firm to assist in finding a successor and will begin meeting with qualified candidates as soon as possible. Within the next few weeks, the Company expects to designate an interim CFO who will work closely with Mr. Nagel to assure an orderly transition of his responsibilities.

Mr. Nagel said, “I am very grateful for my time at Fairmount Santrol and the opportunity to work with such a strong management team and incredible organization. We have accomplished much as a team, including the completion of our IPO last year and the related enhancements to our systems and processes. I am committed to helping the Company ensure a smooth transition of CFO responsibilities over the next month.”

About Fairmount Santrol

Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells. The company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Its global logistics capabilities include a wide-ranging network of distribution terminals and thousands of rail cars that allow the company to effectively serve customers wherever they operate. As one of the nation’s longest continuously operating mining organizations, Fairmount Santrol has developed a strong commitment to all three pillars of sustainable development, People, Planet and Prosperity. Correspondingly, the company’s motto and action orientation is: “Do Good. Do Well.” For more information, visit FairmountSantrol.com.

Investor contact:

Sharon Van Zeeland

Fairmount Santrol

440-279-0204

Sharon.VanZeeland@FairmountSantrol.com

Media contact:

Kristin Lewis

Fairmount Santrol

440-279-0245

Kristin.Lewis@FairmountSantrol.com

Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: changes in prevailing economic conditions, including fluctuations in demand for, and pricing of, our products; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; our ability to successfully develop and market new products, including Propel SSPTM; and our rights and ability to mine our property and our renewal or receipt of the required permits and approvals from government authorities and other third parties; our ability to implement capacity expansion plans within our time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to our business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; and other operating risks that are beyond our control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements detailed in filings with the Securities and Exchange Commission including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time. The risk factors and other factors noted in our public filings could cause our actual results to differ materially from those contained in any forward-looking statement.